SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2011

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10 Sixth Road
Woburn, MA 01801
(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 22, 2011, Bridgeline Digital, Inc. (the “Company”) received a notice from The NASDAQ Stock Market stating that the minimum bid price of its common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5550(a)(2). The notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol BLIN.

The notification letter states that the Company will be afforded 180 calendar days, or until March 20, 2012, to regain compliance with the minimum closing bid price requirement. In accordance with Marketplace Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of the Company’s common stock meets or exceeds $1.00 per share for at least 10 consecutive business days.

If the Company does not regain compliance by March 20, 2012, NASDAQ will provide written notice to the Company that the Company’s securities are subject to delisting. In the event the Company does not regain compliance by March 20, 2012, the Company may be eligible for an additional 180 calendar day grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

	By:	/s/Michael D. Prinn
Michael D. Prinn
Vice President, Finance and
Chief Accounting Officer

Date: September 28, 2011